UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported):       January 7, 2008
ABM Industries Incorporated

(Exact name of registrant as specified in its charter)

Delaware	1-8929	94-1369354

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

160 Pacific Avenue, Suite 222, San Francisco, California	94111

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code       (415) 733-4000
Not Applicable

(Former name or former address if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.
On January 7, 2008, the Compensation Committee of the Board of Directors of ABM Industries Incorporated approved bonuses for executive officers and key employees under ABM’s 2007 annual performance incentive program for executives and key employees. The Committee approved bonuses to James McClure, Executive Vice President & President, ABM Janitorial; James Lusk, Executive Vice President & Chief Financial Officer; Steven Zaccagnini, Executive Vice President; and Linda Auwers, Senior Vice President & General Counsel, in accordance with the terms of the 2006 Executive Officer Incentive Plan and the 2007 annual performance incentive program. George Sundby, former Executive Vice President & Chief Financial Officer, under the terms of his Employment Agreement as amended effective March 9, 2007, was entitled to 100 percent of his target bonus of 50 percent of his base salary. However, in recognition of Mr. Sundby’s efforts during the year, the Committee approved an amount equal to what his bonus would have been under the 2007 annual performance incentive plan, resulting in a bonus payment of 112 percent of target.
At the January 7, 2008, meeting, the Committee also reviewed the fiscal year 2008 base compensation and target bonuses for Messrs. Lusk, McClure, and Zaccagnini and Ms. Auwers, evaluating current duties and responsibilities and comparative compensation information with the Committee’s independent compensation consultant. Following the review, the Committee established base salaries effective as of November 1, 2007, and approved the 2008 annual performance incentive program for executives and key employees.
The criteria used in the annual performance incentive program include Company performance (“Company Results”), individual performance in providing strategic leadership, employee leadership, and compliance and administration (“Individual Performance”), and performance of the operating subsidiaries or department which such executive heads (“Unit Results”). The Company Results component is based on certain targets for income from continuing operations (“Company Income”) subject to discretionary strategic results modifiers (“Strategic Results Modifiers”) and achievement of a threshold Company Income amount. The performance metrics for the Strategic Results Modifiers include revenue growth, operating profit margins, cash flow, cost reduction and other strategic performance targets.
For Mr. McClure, the Unit Results component of his bonus is based on certain pre-tax net income targets of the Company’s janitorial subsidiaries (“Janitorial Income”), subject to strategic results modifiers to include achievement of certain days sales outstanding targets. The Janitorial Results component is subject to achievement of a threshold amount of Janitorial Income. For Mr. Zaccagnini, the Unit Results component of his bonus is based on certain pre-tax net income targets for the Company’s Engineering, Parking, Lighting and Security subsidiaries, subject to achievement of threshold amounts of pre-tax net income with respect to each of these businesses. The Unit Results component of Ms. Auwers’s bonus will be based on the performance of the Legal Department that she heads in meeting its major objectives for the year. Ms. Auwers is expected to retire on May 15, 2008.

The 2008 fiscal year base salaries, target bonuses, bonus factors, weighting and payout ranges for Messrs. Lusk, McClure, and Zaccagnini and Ms. Auwers are shown below:

		Target Bonus	Bonus Factors
		(% of Base		Factor	Payout
Executive	Base Salary	Salary)	Criteria	Weighting	Range
Mr. Lusk	$434,700	55%	Company performance	60%	0-200%
			Individual performance	40%	0-150%
Mr. McClure	$550,000	75%	Company performance	20%	0-200%
			Janitorial performance	40%	0-200%
			Individual performance	40%	0-150%
Mr. Zaccagnini	$434,700	55%	Company performance	20%	0-200%
			Engineering, Parking,
			Lighting and Security
			performance	40%	0-200%
			Individual performance	40%	0-150%
Ms. Auwers	$340,000	40%	Company performance	50%	0-200%
			Functional performance	20%	0-150%
			Individual performance	30%	0-150%
On January 8, 2008, the independent and outside directors of the Board of Directors approved Mr. Slipsager’s 2007 fiscal year bonus in accordance with previously approved criteria and an increase in his base pay to $765,000. They also increased Mr. Slipsager’s target bonus for 2008 to 100 percent of his base pay. Mr. Slipsager is not included in the 2008 annual performance incentive plan, although his 2008 performance objectives will reflect a number of similar objectives.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ABM INDUSTRIES INCORPORATED
Dated: January 11, 2008	By:	/s/ Linda S. Auwers
Linda S. Auwers
Senior Vice President and General Counsel